EXHIBIT 15

Price Waterhouse                                                  [LOGO]





October 9, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:


We are aware that Niagara Mohawk Power Corporation has included our reports dated May 14, 1996 and August 12, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about September 20, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP